CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report, dated December 29, 2025, for the Pacer Funds Trust, which includes the Pacer American Energy Infrastructure ETF, Pacer BlueStar Digital Entertainment ETF, Pacer BlueStar Engineering the Future ETF, Pacer Cash Cowz 100-Nasdaq 100 Rotator ETF, Pacer Developed Markets Cash Cows Growth Leaders ETF, Pacer Metaurus Nasdaq-100 Dividend Multiplier 600 ETF, Pacer Metaurus US Large Cap Dividend Multiplier 400 ETF, Pacer PE/VC ETF, Pacer S&P 500 Quality FCF Aristocrats ETF, Pacer S&P MidCap 400 Quality FCF Aristocrats ETF, Pacer S&P SmallCap 600 Quality FCF Aristocrats ETF, Pacer Solactive Whitney Future of Warfare ETF, Pacer Swan SOS Conservative (April) ETF, Pacer Swan SOS Conservative (January) ETF, Pacer Swan SOS Conservative (July) ETF, Pacer Swan SOS Conservative (October) ETF, Pacer Swan SOS Flex (April) ETF, Pacer Swan SOS Flex (January) ETF, Pacer Swan SOS Flex (July) ETF, Pacer Swan SOS Flex (October) ETF, Pacer Swan SOS Fund of Funds ETF, Pacer Swan SOS Moderate (April) ETF, Pacer Swan SOS Moderate (January) ETF, Pacer Swan SOS Moderate (July) ETF, Pacer Swan SOS Moderate (October) ETF and Pacer US Cash Cows Bond ETF (collectively the “Funds”), and to all references to our firm included in or made a part of this Post-Effective Amendment No. 149 under the Securities Act of 1933 and Post-Effective Amendment No. 151 the Investment Company Act of 1940 to Pacer Funds Trust Registration Statement on Form N-1A (File Nos. 333-201530 and 811-23024), including the references to our firm under the heading “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information of the Funds.

Huntingdon Valley, Pennsylvania
February 27, 2026